    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 25, 2000

                                                 REGISTRATION NO. 333-90661
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------


                                AMENDMENT NO. 6


                                       TO

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                          THERMO ELECTRON CORPORATION

             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                        3569                    04-2209186
 (State or Other Jurisdiction        (Primary Standard          (I.R.S. Employer
     of Incorporation or         Industrial Classification    Identification No.)
        Organization)                  Code Number)

                                81 WYMAN STREET
                       WALTHAM, MASSACHUSETTS 02454-9046
                                 (781) 622-1000
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                          SANDRA L. LAMBERT, SECRETARY
                          THERMO ELECTRON CORPORATION
                                81 WYMAN STREET
                       WALTHAM, MASSACHUSETTS 02454-9046
                                 (781) 622-1000

           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)
                         ------------------------------

                                   COPIES TO:

            SETH H. HOOGASIAN, ESQ.                               WILLIAM P. GELNAW, JR., P.C.
                GENERAL COUNSEL                                      CHOATE, HALL & STEWART
          THERMO ELECTRON CORPORATION                                    EXCHANGE PLACE
                81 WYMAN STREET                                         53 STATE STREET
       WALTHAM, MASSACHUSETTS 02454-9046                          BOSTON, MASSACHUSETTS 02109
                 (781) 622-1000                                          (617) 248-5000

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective time of the Registration Statement and as soon as certain other conditions under the Agreement and Plan of Merger, dated as of October 19, 1999, among Thermo Electron Corporation, TTT Acquisition Corporation, and Thermo TerraTech Inc., attached as Appendix A to the Proxy Statement-Prospectus forming a part of this Registration Statement as described herein, are met or waived.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to
Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

            TITLE OF EACH CLASS                                         PROPOSED         PROPOSED MAXIMUM
               OF SECURITIES                        AMOUNT          MAXIMUM OFFERING    AGGREGATE OFFERING        AMOUNT OF
              TO BE REGISTERED                TO BE REGISTERED(1)    PRICE PER SHARE         PRICE(2)         REGISTRATION FEE
Common Stock, par value $1.00 per
  share(3)..................................       1,800,000         Not Applicable       $32,347,514.06           $8,540

(1) Represents the maximum number of shares of common stock of Thermo Electron Corporation that may be issued pursuant to the merger agreement with Thermo TerraTech Inc.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(f)(1) and 457(c) under the Securities Act of 1933, calculated as the product of (a) $8.53125, the average of the high and low per share prices of Thermo TerraTech common stock on July 18, 2000 as reported in the consolidated transaction reporting system, and
    (ii) 3,791,650, the aggregate number of shares of Thermo TerraTech common stock outstanding on June 30, 2000 (other than shares owned by the registrant) plus shares reserved for issuance upon exercise of options to purchase Thermo TerraTech common stock that were outstanding on June 30, 2000, which options may be exercised before the date of the merger described herein. As of August 2, 2000, there were 19,111,110 shares of Thermo TerraTech common stock outstanding.
(3) The shares of Thermo Electron common stock being registered hereby include associated preferred stock purchase rights. Until the occurrence of certain prescribed events, such rights are not exercisable, are evidenced by the certificate for the Thermo Electron common stock and will be transferred along with and only with the Thermo Electron common stock.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



    This Amendment No. 6 to the Registration Statement on Form S-4 (File
No. 333-90661) of Thermo Electron Corporation is filed solely for the purpose of filing with the Commission a copy of the exhibit listed in Item 21 of Part II hereto and to make corresponding changes to Item 21.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Delaware General Corporation Law and Thermo Electron's Certificate of Incorporation and Bylaws limit the monetary liability of directors to Thermo Electron and to its stockholders and provide for indemnification of Thermo Electron's officers and directors for liabilities and expenses that they may incur in such capacities. In general, officers and directors are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of Thermo Electron and, with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Thermo Electron also has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law.

    Thermo Electron has an insurance policy which insures its directors and officers against certain liabilities which might be incurred in connection with the performance of their duties.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    The following exhibits are filed herewith or incorporated herein by reference:

     EXHIBIT NO.        DESCRIPTION
---------------------   -----------
         2.1            Agreement and Plan of Merger, dated as of October 19, 1999, by and among Thermo Electron, Thermo TerraTech and TTT
                        Acquisition Corporation (included as Appendix A to the Proxy
                        Statement-Prospectus forming a part of this Registration
                        Statement and incorporated herein by reference).

         3.1            Amended and Restated Certificate of Incorporation of Thermo
                        Electron (filed as Exhibit 1 to Thermo Electron's Amendment
                        No. 3 to Registration Statement on Form 8-A/A [File
                        No. 1-8002] and incorporated herein by reference).

         3.2            Bylaws of Thermo Electron (filed as Exhibit 3 to Thermo
                        Electron's Quarterly Report on Form 10-Q for the quarter
                        ended July 3, 1999 [File No. 1-8002] and incorporated herein by reference).

         4.1            Fiscal Agency Agreement dated as of January 3, 1996, between the Registrant and Chemical Bank pertaining to the
                        Registrant's 4 1/4% Subordinated Convertible Debentures due
                        2003 (filed as Exhibit 4.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 1995
                        [File No. 1-8002] and incorporated herein by reference).

    The Registrant agrees, pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K, to furnish to the Commission upon request, a copy of each instrument with respect to other long-term debt of the Registrant or its consolidated subsidiaries.

         4.2            Rights Agreement, dated as of January 19, 1996, between
                        Thermo Electron Corporation and the First National Bank of
                        Boston, as Rights Agent, which includes as Exhibit A the
                        Form of Certificate of Designations, as Exhibit B the Form
                        of Rights Certificate, and as Exhibit C the Summary of
                        Rights to Purchase Preferred Stock (filed as Exhibit 1 to
                        the Registrant's Registration Statement on Form 8-A filed on
                        January 26, 1996, as amended by Amendment No. 1 to
                        Registration Statement on Form 8-A/A filed on May 30, 1997 and incorporated herein by reference).

     EXHIBIT NO.        DESCRIPTION
---------------------   -----------
         4.3            Amendment No. 1 to Rights Agreement, dated as of June 11,
                        1999, between Thermo Electron Corporation and BankBoston,
                        N.A. (formerly, The First National Bank of Boston), as
                        Rights Agent, which includes as Exhibit B the amended and
                        restated Form of Rights Certificate and as Exhibit C the
                        amended and restated Summary of Rights to Purchase Preferred
                        Stock (filed as Exhibit 2 to the Registrant's Amendment
                        No. 2 to Registration Statement on Form 8-A/A filed on
                        June 21, 1999 and incorporated herein by reference).

         4.4            Indenture dated as of October 29, 1998, by and between the
                        Registrant and Bankers Trust Company, as Trustee, relating to the issuance of senior debt securities by the Registrant
                        (filed as Exhibit 4.1 to the Registrant's Current Report on
                        Form 8-K dated October 29, 1998, filed with the Securities and Exchange Commission on October 30, 1998, and
                        incorporated herein by reference).

         4.5            First Supplemental Indenture dated as of October 29, 1998, by and between the Registrant and Bankers Trust Company, as
                        Trustee, relating to the issuance by the Registrant of
                        $150,000,000 aggregate principal amount of its 7.625% Notes due 2008 (filed as Exhibit 4.2 to the Registrant's Current
                        Report on Form 8-K dated October 29, 1998, filed with the
                        Securities and Exchange Commission on October 30, 1998, and
                        incorporated herein by reference).

         5.1 Opinion and consent of Seth H. Hoogasian, Esq. as to the validity of the Securities.*

         8.1            Removed.

        10.1            Form of Indemnification Agreement between the Registrant and the directors and officers of its majority-owned
                        subsidiaries.*

        10.2            Form of Amended and Restated Indemnification Agreement
                        between the Registrant and   its directors and officers.*

        10.3            Asset Purchase and Sale Agreement between Thermo
                        Analytical Inc. and Lancaster Laboratories, Inc. dated
                        August 18, 2000.

        23.1            Consent of Arthur Andersen LLP to the Registrant.*

        23.2            Consent of Arthur Andersen LLP to Thermo TerraTech Inc.*

        23.3            Consent of Seth H. Hoogasian, Esq. (included as part of
                        Exhibit 5.1).

        23.4            Consent of Hale and Dorr LLP.*

        23.5            Consent of Adams, Harkness & Hill, Inc.*

        23.6            Consent of Environmental Business International, Inc.*

        24.1            Power of Attorney (see signature pages to this Registration
                        Statement).

        24.2            Certified Resolutions of the Registrant's Board of Directors
                        regarding Signatures by Power of Attorney.*

        99.1            Form of Proxy of Thermo TerraTech Inc.*


------------------------

*   Previously filed.

ITEM 22. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

    (4) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (5) that before any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

    (6) that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of
Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (7) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, including information contained in documents filed after the effective date of this registration statement through the date of responding to such request; and

    (8) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

    Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim of indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 6 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on August 25, 2000.


                                                       THERMO ELECTRON CORPORATION

                                                       By:             /s/ RICHARD F. SYRON
                                                            -----------------------------------------
                                                                         Richard F. Syron
                                                              PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                                                      CHAIRMAN OF THE BOARD

                        POWER OF ATTORNEY AND SIGNATURES

    Each of the undersigned Directors and Officers of Thermo Electron Corporation hereby appoints Theo Melas-Kyriazi, Kenneth J. Apicerno, Seth H. Hoogasian and Sandra L. Lambert, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 6 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:



                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                                                       President, Chief Executive
                /s/ RICHARD F. SYRON                     Officer and Chairman
     -------------------------------------------         of the Board (Principal     August 25, 2000
                  Richard F. Syron                       Executive Officer)

                                                       Chief Financial Officer
               /s/ THEO MELAS-KYRIAZI                    (Principal Financial
     -------------------------------------------         Officer and Principal       August 25, 2000
                 Theo Melas-Kyriazi                      Accounting Officer)

                /s/ SAMUEL W. BODMAN*
     -------------------------------------------       Director                      August 25, 2000
                  Samuel W. Bodman

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                 /s/ PETER O. CRISP*
     -------------------------------------------       Director                      August 25, 2000
                   Peter O. Crisp

     -------------------------------------------       Director                      August 25, 2000
                   Marijn Dekkers

              /s/ ELIAS P. GYFTOPOULOS*
     -------------------------------------------       Director                      August 25, 2000
                Elias P. Gyftopoulos

                 /s/ FRANK JUNGERS*
     -------------------------------------------       Director                      August 25, 2000
                    Frank Jungers

     -------------------------------------------       Director                      August 25, 2000
                    Jim P. Manzi

                /s/ ROBERT A. MCCABE*
     -------------------------------------------       Director                      August 25, 2000
                  Robert A. McCabe

                /s/ HUTHAM S. OLAYAN*
     -------------------------------------------       Director                      August 25, 2000
                  Hutham S. Olayan

               /s/ ROBERT W. O'LEARY*
     -------------------------------------------       Director                      August 25, 2000
                  Robert W. O'Leary


                                                       By:           /s/ THEO MELAS-KYRIAZI*
                                                            -----------------------------------------
                                                                        Theo Melas-Kyriazi
                                                                         ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

     EXHIBIT NO.        DESCRIPTION
     -----------        -----------
         2.1            Agreement and Plan of Merger, dated as of October 19, 1999, by and among Thermo Electron, Thermo TerraTech and TTT
                        Acquisition Corporation (included as Appendix A to the Proxy
                        Statement-Prospectus forming a part of this Registration
                        Statement and incorporated herein by reference).

         3.1            Amended and Restated Certificate of Incorporation of Thermo
                        Electron (filed as Exhibit 1 to Thermo Electron's Amendment
                        No. 3 to Registration Statement on Form 8-A/A [File
                        No. 1-8002] and incorporated herein by reference).

         3.2            Bylaws of Thermo Electron (filed as Exhibit 3 to Thermo
                        Electron's Quarterly Report on Form 10-Q for the quarter
                        ended July 3, 1999 [File No. 1-8002] and incorporated herein by reference).

         4.1            Fiscal Agency Agreement dated as of January 3, 1996, between the Registrant and Chemical Bank pertaining to the
                        Registrant's 4 1/4% Subordinated Convertible Debentures due
                        2003 (filed as Exhibit 4.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 1995
                        [File No. 1-8002] and incorporated herein by reference).

    The Registrant agrees, pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K, to furnish to the Commission upon request, a copy of each instrument with respect to other long-term debt of the Registrant or its consolidated subsidiaries.

         4.2            Rights Agreement, dated as of January 19, 1996, between
                        Thermo Electron Corporation and the First National Bank of
                        Boston, as Rights Agent, which includes as Exhibit A the
                        Form of Certificate of Designations, as Exhibit B the Form
                        of Rights Certificate, and as Exhibit C the Summary of
                        Rights to Purchase Preferred Stock (filed as Exhibit 1 to
                        the Registrant's Registration Statement on Form 8-A filed on
                        January 26, 1996, as amended by Amendment No. 1 to
                        Registration Statement on Form 8-A/A filed on May 30, 1997 and incorporated herein by reference).

         4.3            Amendment No. 1 to Rights Agreement, dated as of June 11,
                        1999, between Thermo Electron Corporation and BankBoston,
                        N.A. (formerly, The First National Bank of Boston), as
                        Rights Agent, which includes as Exhibit B the amended and
                        restated Form of Rights Certificate and as Exhibit C the
                        amended and restated Summary of Rights to Purchase Preferred
                        Stock (filed as Exhibit 2 to the Registrant's Amendment
                        No. 2 to Registration Statement on Form 8-A/A filed on
                        June 21, 1999 and incorporated herein by reference).

         4.4            Indenture dated as of October 29, 1998, by and between the
                        Registrant and Bankers Trust Company, as Trustee, relating to the issuance of senior debt securities by the Registrant
                        (filed as Exhibit 4.1 to the Registrant's Current Report on
                        Form 8-K dated October 29, 1998, filed with the Securities and Exchange Commission on October 30, 1998, and
                        incorporated herein by reference).

         4.5            First Supplemental Indenture dated as of October 29, 1998, by and between the Registrant and Bankers Trust Company, as
                        Trustee, relating to the issuance by the Registrant of
                        $150,000,000 aggregate principal amount of its 7.625% Notes due 2008 (filed as Exhibit 4.2 to the Registrant's Current
                        Report on Form 8-K dated October 29, 1998, filed with the
                        Securities and Exchange Commission on October 30, 1998, and
                        incorporated herein by reference).

         5.1 Opinion and consent of Seth H. Hoogasian, Esq. as to the validity of the Securities.*

     EXHIBIT NO.        DESCRIPTION
     -----------        -----------
         8.1            Removed.

        10.1            Form of Indemnification Agreement between the Registrant and the directors and officers of its majority-owned
                        subsidiaries.*

        10.2 Form of Amended and Restated Indemnification Agreement between the Registrant and its directors and officers.*

        10.3            Asset Purchase and Sale Agreement between Thermo
                        Analytical Inc. and Lancaster Laboratories, Inc. dated
                        August 18, 2000.

        23.1            Consent of Arthur Andersen LLP to the Registrant.*

        23.2            Consent of Arthur Andersen LLP to Thermo TerraTech Inc.*

        23.3            Consent of Seth H. Hoogasian, Esq. (included as part of
                        Exhibit 5.1).

        23.4            Consent of Hale and Dorr LLP.*

        23.5            Consent of Adams, Harkness & Hill, Inc.*

        23.6            Consent of Environmental Business International, Inc.*

        24.1            Power of Attorney (see signature pages to this Registration
                        Statement).

        24.2            Certified Resolutions of the Registrant's Board of Directors
                        regarding Signatures by Power of Attorney*

        99.1            Form of Proxy of Thermo TerraTech Inc.*


------------------------

*   Previously filed.